UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2014

Firemans Contractors, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54802	27-0811315
(Commission File Number)	(IRS Employer Identification No.)

2313 E Loop 820 N, Fort Worth, TX	76118
(Address of principal executive offices)	(Zip Code)

(800) 475-1479
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 5, 2014, the Company entered into a Settlement Agreement with Asher Enterprises, Inc., related to debts owed by the Company, which originated on September 10, 2012 and February 20, 2013. The Settlement Agreement released the Company from any and all allegations listed in the legal proceeding filed by Asher Enterprises, Inc. on February 5, 2014 in the State of New York. Pursuant to the Settlement Agreement, the Company was obligated to issue to Asher Enterprises a total of 45,000,000 common shares, which were to be issued between approximately May 5, 2014 and August 1, 2014.

On June 4, 2014, Asher Enterprises, Inc. and the Company filed a dismissal order with the United States District Court in the Eastern District of New York, which withdrew and discontinued the legal proceeding filed by Asher Enterprises, Inc. on February 5, 2014.

On August 14, 2014, the Company issued to Asher Enterprises 9,000,000 shares of its common stock, as its final stock payment pursuant to the Settlement Agreement. The obligations of the Company in relation to the Settlement Agreement dated May 5, 2014 have now been satisfied.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Firemans Contractors, Inc.

Dated: August 20, 2014

By:	/s/ Renee Gilmore
Renee Gilmore
Principal Executive Officer
(Principal Executive Officer)

By:	/s/ Nikolay Frolov
Nikolay Frolov
Chief Financial Officer
(Principal Financial and Accounting Officer)